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EXHIBIT 10.101
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December 12, 2000


VIA FACSIMILE (403) 271-9356


Mr. Wolfgang Rochow
Gestalt Corporation
232 Willow Park Drive SE
Calgary, Alberta
Canada T2J 0K5


        Re:     Agreement for Financial Consulting Services


Dear Wolfgang:


        This letter will memorialize our oral agreement made with respect to certain financial consulting services to be provided by Gestalt Corporation ("Gestalt") on behalf of USURF America, Inc. ("USURF").


        Specifically, we agreed as follows:


        A. Gestalt agrees to develop on behalf of USURF an accounting system for its corporate needs, utilizing Gestalt's STEP FORWARD development environment. In this regard, Gestalt shall establish a financial control system for use in USURF's financial reporting, as well as such other management information systems as may be requested by USURF.


        B. Gestalt agrees that USURF is bargaining for you, Wolfgang Rochow, to provide administrative management services, which shall include the interpretation of management's information needs, the construction of a management information system and the provision of final input and guidance to USURF's financial personnel.


        C. It is agreed by USURF and Gestalt that the resulting information management application can be based on a local-area network in the offices of USURF or as a web-based ASP service hosted by Gestalt, at its standard rate. This shall be in the sole discretion of USURF.


        D. It is agreed by Gestalt that, if requested by USURF, it shall provide initial support service as is necessary to bring USURF's financial data into current standing by processing the data through Gestalt's Calgary offices.


        E. Gestalt's compensation for the services to be provided pursuant to this letter agreement shall be calculated at the rate of US$200.00 per hour.


                Upon the mutual execution of this letter agreement, USURF shall cause 100,000 shares of its common stock to be issued to Gestalt, as a retainer (the "Retainer") against future services hereunder. These shares of common stock shall be valued at $.3125 per share, or $31,250, in the aggregate.


                The Retainer shall be applied to all invoices for services and expenses rendered and incurred hereunder, until the Retainer is exhausted. Thereafter, USURF shall pay Gestalt's invoices, upon presentation.


                It is agreed that USURF shall be responsible only for reasonable out-of-pocket expenses incurred by Gestalt in its performance hereunder.
It is further agreed that USURF shall not be required to pay any single item of expense in excess of $200.00, unless USURF shall have given its prior written approval.


                USURF shall cause all 100,000 shares to be issued to Gestalt hereunder to be registered, at USURF's expense, pursuant to a Registration Statement on Form S-1 currently pending with the SEC. Gestalt shall be named as a selling shareholder in such Registration Statement.


                Gestalt represents and warrants to USURF that the shares of common stock being acquired pursuant to this letter agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.


             Gestalt represents and warrants that it has investigated USURF, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, representatives of USURF with respect thereto. Gestalt acknowledges that it is aware that USURF currently lacks adequate capital to pursue its full plan of business, specifically, that USURF currently lacks capital with which to exploit its proprietary Wireless Internet access technology.


           Gestalt acknowledges that the share certificate or certificates to be issued to it pursuant to this letter agreement will bear a legend restricting future transfer in the following , or similar, form:


          "THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE
SECURITIES ACT OF 1933, AS AMENDED.  THE STOCK MAY NOT BE TRANSFERRED
WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."


   F. Gestalt shall commence its services hereunder not later than December 19, 2000.


   G. In the event of a dispute between us that arises out of this letter agreement, we agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.


   H. This letter agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.


   I. This letter agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.


  J. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.


        Should the foregoing reflect your understanding of our oral agreement, please execute and return, by fax [225-922-9123], a copy of this letter.


Sincerely,


/s/ David M. Loflin


David M. Loflin
President
USURF America, Inc.


ACCEPTED AND AGREED:


GESTALT CORPORATION




By: /s/ Wolfgang Rochow
        Wolfgang Rochow
        its authorized agent